UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE

ACT OF 1934

Date of Report (Date of earliest event reported): January 10, 2005

Oxford Industries, Inc.

(Exact name of registrant as specified in its charter)

Georgia	001-04365	58-0831862
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

222 Piedmont Avenue, NE, Atlanta, GA.	30308
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (404) 659-2424

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

Amendment to Credit Agreement

On January 10, 2005, Oxford Industries, Inc. amended that certain Amended and Restated Credit Agreement dated July 28, 2004 between it, certain of its domestic subsidiaries, SunTrust Bank, Inc., as administrative agent, and various financial institution lenders and issuing banks (see Exhibit 10(k) of the Company’s Annual Report on Form 10-K for the fiscal year ended May 28, 2004). This amendment affords the Company the ability to transfer assets amongst borrower parties, if necessary, so long as no default has occurred and is continuing and the borrower executes and delivers all necessary documents to perfect or continue security interest in the collateral for the benefit of the lender group.

Performance Share Awards

Pursuant to the Oxford Industries, Inc. Long-Term Stock Incentive Plan, on January 10, 2005 the Company issued performance share awards to certain officers and other employees of the Company. Each performance share award provides the recipient with the opportunity to earn restricted shares of the Company’s common stock contingent upon the achievement by the Company of certain performance objectives for the two fiscal quarters ending June 3, 2005 as detailed in the performance share award agreement. Awards are based on the Company’s earnings per share during the performance period and range from a minimum of one share for the achievement of a specified minimum earnings per share to a specified maximum number of shares for the achievement of a specified maximum earnings per share. The maximum aggregate number of shares issuable pursuant to all awards granted on January 10, 2005 is 79,275. A recipient’s interest in any award is forfeited if his or her employment with the Company terminates before the end of the performance period on June 3, 2005.

No restricted shares will be issued to any employee pursuant to the performance share awards until the Nominating, Compensation and Governance Committee of the Company’s Board of Directors has certified the level of performance achieved and the number of restricted shares earned by such employee. Recipients of shares issued pursuant to an award may vote the shares and receive dividends on the shares but may not transfer the shares until June 3, 2008, at which time the Company will transfer physical custody of the shares to the recipient. The recipient will forfeit all rights to the issued shares if his or her employment with the Company terminates before June 3, 2008.

Item 9.01.	Financial Statements and Exhibits.

(C) Exhibits

Exhibit 10.1 –	First Amendment to Amended and Restated Credit Agreement dated July 28, 2004 between Oxford Industries, Inc., certain of its domestic subsidiaries, SunTrust Bank, Inc., as administrative agent, and various financial institution lenders and issuing banks.

Exhibit 10.2 –	Form of Performance Share Award Agreement pursuant to the Oxford Industries, Inc. Long-Term Stock Incentive Plan.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

OXFORD INDUSTRIES, INC. (Registrant)

January 14, 2005	By:	/s/ Dominic C. Mazzone
Dominic C. Mazzone Vice President, General Counsel and Secretary